Cardinal Energy Group, Inc. Completes Powers-Sanders Acquisition

Purchase Expands Acreage by 385 Acres and Brings Total Aggregate Oil Production to 41 BOPD

Dublin OH, March 6, 2014 — Cardinal Energy Group, Inc. (OTCQB: CEGX) is pleased to announce that it has finalized the previously announced Purchase Sale Agreement to acquire the Powers-Sanders Lease located in Shackelford County, Texas. This prospect contains 385 acres and 5 producing oil wells. Combined with the Dawson-Conway lease this acquisition increases the Company’s acreage by approximately 385 acres and production by 31 BOPD. This brings the total aggregate acreage in Texas to 1,003 acres, 46 wells and aggregate oil production to 41 BOPD.

“This acquisition significantly expands our production, exiting wells and the prospective development well targets in our core Texas market,” stated Timothy Crawford, CEO of Cardinal Energy. “According to our plan, we will rework the producing wells to increase their production as we explore the other zones overlying the producing formation on this prospect. There are 3 other zones behind pipe that have production potential by perforating the other zones and then co-mingling the new zone production with each well’s existing output to significantly increase each well’s overall production. We also intend to drill additional development wells into the known producing formations. With our experience gained from the Dawson-Conway lease reworks in Shackelford County, we are confident in our ability to increase the current production, cash flow and returns on this prospect.”

Forward Looking Statements

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Cardinal Energy Group, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our ability to obtain financing and close on the acquisition of the oil and gas leases and property, our beliefs concerning our ability to increase the rate of oil and gas production, and the expected demand, pricing and operating results for our oil and gas operations.

About Cardinal Energy Group, Inc.

Cardinal Energy Group, Inc. is a U.S producer of oil and natural gas within the United States. The Company is based in Dublin, Ohio. Cardinal focuses on known formations that have significant proven reserves remaining that can be produced economically. Cardinal targets fields with wells that may need remediation due to neglect or undercapitalization. We select prospects that offer a strong up-side for production. The upside we seek in a prospect is twofold – it must have the potential to be restarted or have its current production increased using newer technology and remediation methods and; it must also have additional lease acreage which can be further developed by completing development wells adjacent to existing producing wells. Cardinal exploits these undervalued assets by acquiring a majority working interest in the prospect and then applies the Company’s calculated development plan. Cardinal also seeks acquisitions of over-leveraged companies when there is a clear upside from their purchase based on strong commodity prices. The Company operates throughout the Continental United States. More information on Cardinal Energy Group, Inc. is available at www.cegx.us.

Contact:

MZ North America

Ted Haberfield

President

Tel: +1-760-755-2716

Email: thaberfield@mzgroup.us

Web: www.mzgroup.us